Exhibit 10.55
NUCRYST PHARMACEUTICALS CORP.
1998 Equity Incentive Plan
(as amended)
1. Purpose of the Plan
The purpose of this Stock Option Plan is to encourage equity ownership in Nucryst Pharmaceuticals Corp. (the “Company”) and to develop the interest and incentive of eligible Employees, Directors and other Service Providers (each as hereinafter defined) of the Company and Subsidiaries in the Company’s growth and development and the growth and development of its Subsidiaries (as hereinafter defined). It is believed that giving eligible Employees, Directors and other Service Providers an opportunity to benefit from increases in value of the Common Shares will advance the interests of the Company, align the interests of such persons with the interests of the Company’s shareholders, enhance the value of the Common Shares for the benefit of all the Company’s shareholders and increase the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.
2. Definitions
In this Plan:
(a)	“Amendment Date” means May 8, 2008;

(b)	“Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, and Full Value Awards (including Stock Unit Awards and Restricted Stock Unit Awards);

(c)	“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award grant, in such form and containing such terms and conditions as may be approved by the Committee from time to time, provided that each Award Agreement shall be subject to the terms and conditions of the Plan;

(d)	“Blackout Period” means any interval of time during which trading in securities of the Company by officers, directors and employees of the Company is prohibited pursuant to the Company’s Insider Trading Policy;

(e)	“Board of Directors” means the board of directors of the Company;

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code;

(g)	“Committee” means the appropriate committee(s) appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

(h)	“Common Shares” means the common shares of the Company or, upon the occurrence of an event contemplated in Section 8 hereof, such other common shares to which a Participant may be entitled upon the exercise of an Option as a result of such event;

(i)	“Company” means Nucryst Pharmaceuticals Corp.;

(j)	“Date of Grant” means the date on which the Committee or Board of Directors, as applicable, authorizes the grant of an Award to a Participant or such other date as the may be specified by the Committee or Board of Directors, as applicable, at the time of such authorization;

(k)	“Director” means a person occupying the position of director on the Board of Directors;

(l)	“Disability” for purposes of this Plan, means the mental or physical state of the Participant such that:
(i)	the Committee determines that the Participant has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee either for any consecutive six month period or for any period of twelve months (whether or not consecutive) in any consecutive 24 month period; or

(ii)	a court of competent jurisdiction has declared the Participant to be mentally incompetent or incapable of managing his or her affairs.
(m)	“Employee” means an officer or employee of the Company or its Subsidiaries;

(n)	“Exchange” means the NASDAQ Stock Market or, if the Common Shares are not then listed and posted for trading on the NASDAQ Stock Market, on such stock exchange or quotation system on which such shares are listed, posted for trading or quoted. In the event the Common Shares are listed, posted for trading or quoted on more than one such stock exchange or quotation system, the Committee shall, where required, designate one exchange or quotation system as the relevant Exchange for purposes of the Plan;

(o)	“Fair Market Price” per Common Share at any date shall be the closing price of the Common Shares of the Company on the Exchange for the trading day immediately preceding the date on which the granting of the Option is approved by the Committee. In the event that the Common Shares are not listed and posted for trading on any stock exchange, the Fair Market Price shall be determined in accordance with the provisions in section 409A of the Code;

(p)	“Full Value Award” means the grant of one or more Common Shares or a right to receive one or more Common Shares in the future as described in Section 7;

(q)	“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code;

(r)	“Non-Blackout Trading Day” means a day on which (i) a Trading Session occurs, and (ii) no Blackout Period is in place;

(s)	“Nonqualified Option” means an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code;

(t)	“Option” means an option to purchase Common Shares from the treasury of the Company granted to a Participant pursuant to the Plan. An Option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option;

(u)	“Option Price” means the price per Common Share at which a Participant may purchase Option Shares or, in respect of an Independent Right (as defined in Section 6 hereof), means the exercise price of such Independent Right; provided, however, that under no circumstances shall the Option Price be less than the Fair Market Price;

(v)	“Option Shares” or “Optioned Shares” means the underlying Common Shares of the Company which a Participant is entitled to purchase under the Plan upon the exercise of an Option;

(w)	“Outstanding Issue” means the total number of issued and outstanding Common Shares of the Company from time to time, calculated on a non-diluted basis;

(x)	“Participants” means eligible Directors, Employees and Service Providers to whom Options or Stock Appreciation Rights are granted pursuant to the Plan and which remain unexercised, or to whom Full Value Awards are granted pursuant to the Plan.

(y)	“Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder;

(z)	“Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: net investment income; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or to assets or net assets;

(aa)	“Plan” means this Stock Option Plan;

(bb)	“Restricted Stock Unit” means the grant of a Stock Unit subject to a substantial risk of forfeiture or other restrictions such as the achievement of certain milestones (based on performance or passage of time);

(cc)	“Securities Act” means the Securities Act, R.S.O. 1990, c.S.5, as amended from time to time;

(dd)	“Service Provider” means a person or company engaged by the Company to provide services to the Company of an ongoing or recurring nature;

(ee)	“Stock Appreciation Right” shall, as the context prescribes, mean the applicable stock appreciation right as referred to in Section 6 hereof;

(ff)	“Stock Unit” means the grant of a right to receive Common Shares in the future;

(gg)	“Subsidiary” shall have the meaning attributed to such word by applicable securities legislation;

(hh)	“Termination Date” means the date which is the earlier of:
(i)	the effective date on which the Participant’s employment with the Company or any Subsidiary is terminated or ceases, a Director ceases to be a Director, or a Service Provider ceases to provide services to the Company; and

(ii)	the date the Company notifies the Participant or the Participant notifies the Company of such termination of employment, directorship or service provision, as the case may be; and
(ii)	“Trading Session” means a trading session on a day which the applicable Exchange is open for trading;

(jj)	“Vesting Period” means the period, as determined by the Committee and stipulated in the Award Agreement, over which an Option or Stock Appreciation Right becomes exercisable.
3. Eligibility
Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee in its sole discretion. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.
Each Award granted under the Plan shall be evidenced by an Award Agreement, the terms and conditions of which need not be the same for all Participants. Any such Award Agreement may be supplemented or amended in writing from time to time as approved by the Participant and the Committee, provided that the terms of such agreement as amended or supplemented conform to the provisions of the Plan and provided that Awards granted under the Plan shall be contingent on shareholder approval of the Plan to the extent required by applicable law or the applicable rules of any stock exchange. A prospective Participant shall not, with respect to any Award, have any rights with respect to such Award unless and until such prospective Participant shall have executed an Award Agreement or other instrument evidencing the Award and has otherwise complied with the applicable terms and conditions of the Award, the Plan, and the Agreement.
4. Common Shares Subject to the Plan and Limitations on Issuance
(a)	The aggregate number of Common Shares which may be reserved for issuance pursuant to Awards shall not exceed such number which represents 15% of the issued and outstanding Common Shares of the Company at any given time. This prescribed maximum may be subsequently increased to any other specified amount, subject to the approval of the Exchange and any requisite regulatory approvals and such shareholder approvals as may be required by the Exchange. For purposes of this paragraph (a), if an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a Common Share cancels the tandem Stock Appreciation Right or Option right, respectively, with respect to such Common Share, the tandem Option and Stock Appreciation Rights with respect to each Common Share shall be counted as covering but one Common Share for purposes of applying the limitations of this paragraph (a). Subject to proper payment of the Option Price, all Common Shares issued pursuant to Awards will be issued as fully paid and non-assessable. The total number of Common Shares remaining reserved from time to time shall be adjusted in accordance with Section 8 hereof. The following restrictions shall also apply to this Plan:
(i)	no Participant together with such Participant’s associates, as defined under the Alberta Business Corporations Act, shall be issued, within any one year period, a number of Options or Stock Appreciation Rights which exceeds 5% of the Outstanding Issue;

(ii)	the number of Common Shares reserved for issuance pursuant to Options and Stock Appreciation Rights granted to any one Participant shall not exceed 5% of the Outstanding Issue; and

(iii)	the maximum number of Common Shares that may be issued under the Plan through Incentive Stock Options shall be 2,756,019.
(b)	Subject to the foregoing provisions of Section 4, the following additional maximums are imposed under the Plan:
(i)	The maximum number of Common Shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Sections 5 and 6 (relating to Options and Stock Appreciation Rights) shall be 15% of all issued and outstanding Common Shares.

(ii)	The maximum number of Common Shares that may be issued in conjunction with Awards granted pursuant to Section 7 (relating to Full Value Awards) shall be 15% of all issued and outstanding Common Shares.

(iii)	For Full Value Awards that are intended to be Performance-Based Compensation, no more than 15% of all issued and outstanding Common Shares may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this paragraph (iii) that are intended to be Performance-Based Compensation shall be subject to the following:

(A)	If the Awards are denominated in Common Shares but an equivalent amount of cash is delivered in lieu of delivery of Common Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Common Shares into cash.

(B)	If delivery of Common Shares is deferred until after Common Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.
No fractional shares may be purchased or issued hereunder. To the extent any Common Shares covered by an Award are not delivered to a Participant or beneficiary because the Award (or portion thereof) is forfeited, expired, surrendered, cancelled, or otherwise terminated prior to the issuance or transfer of such Common Shares or the Common Shares are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such Common Shares shall not be deemed to have been delivered for purposes of the determinations to be made pursuant to this Section 4 and shall be again available for grant under this Plan. Common Shares that have been issued pursuant to the exercise of Awards under this Plan shall, upon issuance to the Participant, again become available for grant under this Plan. If the exercise price of any Option or Stock Appreciation Right granted under the Plan, or the tax withholding obligation with respect to any Award granted under the Plan, is satisfied by tendering Common Shares to the Company, only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the number of Common Shares available for delivery under the Plan.
Payments or transfers to be made upon the exercise or settlement of an Award may, in the discretion of the Committee, be made in: (i) Common Shares currently authorized but unissued, or (ii) to the extent permitted by applicable law, Common Shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the Plan may be settled in cash rather than Common Shares.
Subject to the foregoing, the number of Awards that a Participant is entitled to under the Plan will be determined by the Committee.
5. Option Provisions
(a)	Number and Price of Option Shares and Vesting Period

The Committee shall advise each Participant designated to receive Options in writing of the number of Option Shares such Participant is entitled to purchase, the Option Price at which the Option Shares may be purchased and the Vesting Period. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee, but under no circumstances shall the Option Price be less than the Fair Market Price on the Date of Grant. The Committee may impose performance thresholds or any other conditions which will need to be met prior to vesting of any Options granted.

(b)	Exercise

Options granted under the Plan must be exercised, subject always to the Vesting Period, within a period as determined by the Committee in its sole discretion, acting reasonably and set forth in the Award Agreement, subject to a maximum of 10 years from the Date of Grant, failing which the Participant’s right to purchase such Option Shares lapses. No Option in respect of which shareholder approval is required under the rules of the Exchange shall be exercisable until such time as the Option has been approved by the shareholders of the Company.

(b)	Payment

The Participant, from time to time, and at any time after the vesting of any Options and prior to the lapse of such Options, may elect to purchase all or a portion of the Option Shares, corresponding to the then vested Options, available for purchase by delivering to the Company at its registered office, or such other address as the Company may specify from time to time, a completed stock option purchase form substantially in the form attached hereto as Appendix “A.1” or such other form as the Company may specify. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of “Nucryst Pharmaceuticals Corp.”, or other form of payment acceptable to the Company.

(c)	Share Certificates

Upon exercise of the Option and payment in full of the purchase price the Company shall cause to be delivered to the Participant within a reasonable period of time a certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased.
6. Stock Appreciation Rights
(a)	Authorized Rights

The following three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:
(i)	Tandem Rights. A “Tandem Right” means a Stock Appreciation Right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions. The Tandem Right shall require the holder to elect between the exercise of the underlying Option to purchase the Option Shares and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable by the Company to the Participant on the exercised Tandem Right shall be in cash (or, if so provided in the Award Agreement, at the option of the Company in an equivalent number of shares of Common Shares based on Fair Market Price on the date of the Option surrender) in an amount equal to the excess of (A) the Fair Market Price (on the date of the Option surrender) of the number of Common Shares covered by that portion of the surrendered Option in which the Option holder is vested over (B) the aggregate Option Price payable for such vested shares.

(ii)	Concurrent Rights. A “Concurrent Right” means a Stock Appreciation Right granted appurtenant to an Option which applies to all or a portion of Option Shares subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular Option Shares to which the Concurrent Right pertains. The appreciation distribution payable by the Company to the Participant on an exercised Concurrent Right shall be in cash (or, if so provided in the Award Agreement, at the option of the Company in an equivalent number of Common Shares based on the Fair Market Price on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board of Directors at the time of the grant of the excess of (A) the aggregate Fair Market Price (on the date of the exercise of the Concurrent Right) of the vested Option Shares purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate Option Price paid for such shares.

(iii)	Independent Rights. An “Independent Right” means a Stock Appreciation Right granted independently of any Option but which is subject to the same terms and conditions applicable to an Option (including the applicable provisions of Section 5) with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable by the Company to the Participant on the exercised Independent Right shall be an amount equal to the excess of (A) the aggregate Fair Market Price (on the date of the exercise of the Independent Right) of a number of Common Shares equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Option Price for the Independent Rights exercised. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided in the Award Agreement, at the option of the Company in an equivalent number of Common Shares based on the Fair Market Price on the date of the exercise of the Independent Right. The number and/or Option Price of share equivalents contained in the grant of an Independent Right shall be subject to adjustment in accordance with the provisions of Section 8, mutatis mutandis.
(b)	Exercise

To exercise any outstanding Stock Appreciation Right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such right.

(c)	No Rights of Shareholders

Neither a Participant nor his personal representative shall be, or have any of the rights and privileges of, a shareholder of the Company by virtue of receiving or exercising a grant of Stock Appreciation Rights under the Plan.

(d)	Issuance of Shares

Any Common Shares issued pursuant to this Section 6 will be issued as fully paid and non-assessable.
7. Full Value Awards
(a)	Full Value Awards (including Stock Unit Awards and Restricted Stock Unit Awards) may be granted by the Committee subject to one or more of the following, as determined by the Committee:
(i)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(ii)	The grant shall be contingent on the achievement of Performance Measures or other objectives during a specified period.

(iii)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of Performance Measures or other objectives (including the passage of time).

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
(b)	The Committee may designate a Full Value Award granted to any Participant as Performance-Based Compensation. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on the Performance Measures selected by the Committee. For Awards under this Section 7 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).
8. Adjustments
(a)	Subject to the applicable provisions of Code section 409A, appropriate adjustments in the number of Common Shares subject to the Plan and, with respect to Awards granted or to be granted, in the number of Awards granted and in the Option Price and in the securities which shall be deemed to be Common Shares for purposes of the Plan, shall be made by the Committee acting reasonably to give effect to the adjustments in the number, character and value of Common Shares resulting from sub-divisions, consolidations or re-classification of the Common Shares or other relevant changes in the authorized or issued capital of the Company, or the payment of stock dividends or other dividends-in-kind by the Company, all as determined by the Committee in its sole discretion acting reasonably.

(b)	Subject to the applicable provisions of Code section 409A, appropriate adjustments in the number of Awards and the securities which shall be deemed to be Common Shares for purposes of this Agreement, shall be made by the Committee in its sole discretion acting reasonably, to give effect to adjustments in the number, character and value of outstanding Common Shares of the Company resulting from any reorganization, amalgamation, arrangement, merger, transfer or sale of all or substantially all of the assets of the Company, or similar transactions affecting the Company or its assets or the Common Shares, including such transactions as may be undertaken in conjunction with or in anticipation of an initial public offering of the securities of the Company. For greater certainty, the Committee may determine in its sole discretion acting reasonably, that each Award shall be exchangeable for a Award of such other corporation resulting from such transactions, having such terms and conditions which in the Committee’s sole opinion are economically equivalent to the Awards exchanged.
9. Cessation of Employment or Directorship or Services
In the event that an Employee’s employment with the Company or any of its Subsidiaries ceases or is terminated for any reason (other than death or Disability), a Director ceases to be a Director for any reason (other than death or Disability) or a Service Provider ceases to provide services to the Company or any Subsidiary for any reason (other than death or Disability), the Participant may elect to exercise all or a portion of the remaining Options and Stock Appreciation Rights that have vested on the Termination Date, at any time during the 30 day period following the Termination Date, or such later date as specified in the Participant’s Award Agreement or, subject to the applicable provisions of Code section 409A, as may be subsequently agreed to in writing by the Company and the Participant, but in no event after the lapse of any Options or Stock Appreciation Rights held. For the purposes of this Plan, the transfer of the Employee’s employment to or from the Company to or from any Subsidiary of the Company shall not be considered a cessation or a termination of employment and the Employee’s rights under any Options or Stock Appreciation Rights shall be the same as if such transfer had not occurred.
10. Death or Disability of Participant
In the event of the death or Disability of a Participant, the personal legal representative (or, in the case of Disability, the Participant himself or herself if he or she is competent to do so) may at any time during the 180 day period following the date of death or Disability, or such later date as specified in the Participant’s Award Agreement, but in no event after the lapse of any Options or Stock Appreciation Rights held, exercise all or any portion of such Participant’s Options or Stock Appreciation Rights that have vested as of the date of death or Disability. At the end of such period or the term of the applicable Options or Stock Appreciation Rights, whichever is earlier, the Options or Stock Appreciation Rights shall forthwith terminate and be of no further force or effect whatsoever.
11. Transfer and Assignment
Except as provided for in Section 10 or as otherwise provided by the Committee in its sole discretion, the Participant’s rights under Awards granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant’s lifetime. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.
12. Employment and Board of Directors Position Non-Contractual

The granting of an Award to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any Subsidiary of the Company or as a member of the Board of Directors or as a Service Provider, as the case may be, nor does it interfere in any way with the rights of an Employee or of the Company’s rights to terminate an Employee’s employment at any time or of the shareholders’ right to elect Directors.
13. Rights As Shareholders
Participants shall not have any rights as a shareholder with respect to Options until, in the case of an Option which has been duly and properly exercised, full payment of the Option Price for the number of Option Shares purchased has been made to the Company. Participants receiving a grant of a Stock Appreciation Right shall have no rights or privileges whatsoever as a shareholder of the Company.
14. Administration of the Plan
The Plan shall be administered by one or more Committees. The Committee(s) shall have the power and discretion to interpret and construe the terms and conditions of the Plan and the Awards; to establish, amend or waive rules and regulations for the administration of the Plan (provided that no such action shall, however, without the consent of the Participant, in any manner materially adversely affect his rights under any Awards previously granted under the Plan); and to correct errors, omissions or inconsistencies in the Plan or any Awards granted pursuant to the Plan.
Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors, and subject to any applicable arbitration provisions contained in an Award Agreement. The day-to-day administration of the Plan may be delegated to such persons as the Committee(s) may determine.
Members of the Committee shall be eligible to receive Awards under the Plan, so long as a member of the Committee does not participate in any discussion or decision as to the grant of any Awards to such member. If stipulated by the Board of Directors, a grant of Awards under the Plan shall be subject to the approval of the Board of Directors. Members of the Board of Directors shall be eligible to receive Awards under the Plan, so long as a member of the Board of Directors does not participate in any discussion or decision as to the grant of any Awards to such member. A majority of the members of the Board of Directors participating in any decisions as to any grant of Awards under the Plan shall be persons who are not Employees of the Company.
15. Stock Exchange Rules
The Plan and any Award Agreements entered into hereunder shall comply with the requirements from time to time of the Exchange.
16. Right to Issue Other Shares
The Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Common Shares, varying or amending its share capital or corporate structure or conducting its business in any way whatsoever.
17. Notices

Unless otherwise specified in a Participant’s Award Agreement, all written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:
NUCRYST Pharmaceuticals Corp.
10102 — 114 Street
Fort Saskatchewan, AB T8L 3W4
Canada
Attention: President
with a copy to:
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
USA
Attention: President
Any notice given by the Participant pursuant to the terms of an Award shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.
18. Corporate Action
Nothing contained in the Plan or in an Award shall be construed so as to prevent the Company or any Subsidiary from taking corporate action which is deemed by the Company or any Subsidiary, acting in good faith, to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan, provided that the Company shall not undertake any such corporate action with the intent to adversely prejudice any Award previously granted to a Participant. For greater certainty, but not to restrict the generality of the foregoing, the Company shall, in their sole and unfettered discretion, have the right and ability to issue shares and other securities, purchase and sell assets and enter into corporate and commercial agreements (including without limitation joint ventures, partnerships and development agreements) without the consent of any Participant.
19. Conflicts and Amendments
(a)	The Board of Directors shall have the right, in its sole discretion and without the approval of shareholders, to alter, amend, suspend or discontinue the Plan and amend any Award Agreements from time to time and at any time, subject to, as applicable, the approval of the Exchange and any requisite regulatory approvals and, subject to Section 19(b).

(b)	In exercising the rights pursuant to Section 19(a), the Board of Directors will not have the right to:

(i)	without the prior approval of shareholders and except as permitted by Section 8: (A) extend the term of an Option or Tandem Right held by a Participant; or (B) reduce the Option Price per Common Share under any Option held by a Participant;

(ii)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Award previously granted under this Plan (except as permitted by Section 8 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Company is subject, including the Exchange);

(iii)	without the prior approval of shareholders, materially expand the class of Participants eligible to participate under the Plan;

(iv)	reduce the Option Price per Common Share under any Option held by a Participant or replace such Option with a lower Option Price per Common share under such replacement Option, without shareholder approval except as permitted by Section 8 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Company is subject, including the Exchange;

(v)	decrease the number of Common Shares which may be purchased pursuant to any Option (except as permitted pursuant to Section 8) without the consent of the Participant;

(vi)	set the Option Price of any Option below the Fair Market Value of such Option on the Grant Date; or
(vii)	extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Exchange.
20. Governing Law
The Plan is established under the laws of the Province of Alberta and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Alberta and the laws of Canada applicable therein.
21. Acceleration of Options
Without limiting the generality of the powers and discretions granted to the Committee herein, the Committee may determine that any Option granted under the Plan shall include provisions which accelerate the date on which any Option shall become exercisable, upon the happening of such events as the Committee may determine and as may be prescribed in the applicable Award Agreement. Without limiting the generality of the foregoing, and subject to the terms and provisions of the individual Award Agreement, the Committee may determine that such acceleration should occur in the event of an actual or anticipated change of effective control of the Company, or in the event of other fundamental changes to the Company or its business or affairs.

22. Tax Withholding Requirements
Whenever the Company is required to issue Common Shares or make a payment under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any Federal, Provincial/State and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares or payment to be delivered, shares or cash sufficient to satisfy all or a portion of such tax withholding requirements.
23. Government Regulation
Notwithstanding any other provision contained herein, the Company’s obligation to issue and deliver Common Shares under any Option is subject to:
(a)	the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

(b)	the requirements of any Exchange on which the Common Shares are or may become listed;

(c)	the admission of such Common Shares to listing on any Exchange on which Common Shares may then be listed; and

(d)	the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company reasonably determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.
In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.
24. Exercise and Settlement of Awards During Blackout Periods
Where the expiry date of an Option or Tandem Right occurs during a Blackout Period or within ten Non Blackout Trading Days following the end of a Blackout Period, the expiry date for such Option or Tandem Right shall be the date which is ten Non-Blackout Trading Days following the end of such Blackout Period. Where the date for the settlement of Restricted Stock Units or Full Value Awards occurs during a Blackout Period, the Company shall make such settlement to the holder of such Award within ten Non-Blackout Trading Days following the end of such Blackout Period.
25. Termination of Plan
This Plan will terminate on the tenth anniversary of the Amendment Date, unless terminated earlier pursuant to Section 19. The full powers of the Committee and the Board of Directors as provided for in this Plan shall survive the termination of this Plan until all Awards have been exercised or settled in full or have otherwise expired.
DATED as of the 2nd day of January, 1998.
AMENDED as of the 16th day of April, 2001.
AMENDED as of the 19th day of December, 2005.
AMENDED as of the 8th day of May, 2008

Appendix “A.1”
NUCRYST Pharmaceuticals Corp.
1998 Equity Incentive Plan (as amended)
Option Exercise Form
Part 1: Identification

Name of Participant	Office Phone Number

Address

Social Insurance/Security Number	Home Phone Number
Part 2: Option
I hereby exercise my Option to purchase                      common shares of NUCRYST Pharmaceuticals Corp. (“NUCRYST”) pursuant to the following option grants:

	Number of		Aggregate
Grant Date	Common Shares	Exercise Price	Consideration

I will deliver to you a bank draft payable to NUCRYST Pharmaceuticals Corp. in the amount of $                    , equivalent to the full exercise price, on                     , 2007.
I direct that the shares be issued in the name of and delivered to:
[name
address]
I hereby acknowledge that I have read, understood and accepted each and all the conditions described in a document called “NUCRYST Pharmaceuticals Corp. 1998 Equity Incentive Plan (as amended)”.
Given at ________________, this __________ day of ________________, 2007.

Signature